EX-99.B11-cmconsnt


INDEPENDENT AUDITORS' CONSENT

United Cash Management, Inc.:

We consent to the use in Post-Effective Amendment No. 33 to Registration Statement No. 2-64526 of our report dated August 7, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.



Deloitte & Touche LLP
Kansas City, Missouri
October 28, 1998